Exhibit 99.1

AT THE COMPANY
Denise Bernstein, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
2010 FINANCIAL RESULTS

New York, NY – March 31, 2011 – Centerline Holding Company (OTC:CLNH) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financial and asset management services, focused on affordable and conventional multifamily housing, announced financial results for the year ended December 31, 2010.

The tables below present Centerline’s Consolidated Balance Sheets for the periods at December 31, 2010 and December 31, 2009*; and Consolidated Statements of Operations for the twelve months ended December 31, 2010 and 2009*.  For more detailed financial information, please access the Financial Overview Presentation, available in the “Investor Relations” section of the Company’s website at http://ir.centerline.com.

*
On March 5, 2010, Centerline completed a series of transactions with an affiliate of Island Capital Group LLC, C-III Capital Partners LLC, and the Company’s creditors and preferred shareholders (the “March 2010 Restructuring”). Prior periods in the accompanying Consolidated Financial Statements have been reclassified to reflect the March 2010 Restructuring and the impact of discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification, Subtopic 205-20, Discontinued Operations.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC: CLNH), provides real estate financial and asset management services, with a focus on affordable and conventional multifamily housing. Centerline is headquartered in New York, New York. For more information, please visit Centerline's website at www.centerline.com or contact the Investor Relations Department directly at (800) 831-4826.

CENTERLINE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2010	2009

ASSETS
Cash and cash equivalents	$119,598	$88,853
Restricted cash	13,231	11,476
Investments:
Available-for-sale	485,280	489,767
Equity method	5,635	530
Mortgage loans held for sale and other assets	77,287	39,037
Investments in and loans to affiliates, net	510	1,982
Goodwill and intangible assets, net	9,494	110,621
Mortgage servicing rights, net	65,614	60,423
Deferred costs and other assets, net	76,686	100,460
Consolidated partnerships:
Investments:
Available-for-sale	--	5,109
Equity method	3,302,667	3,571,323
Land, buildings and improvements, net	567,073	571,520
Other assets	282,665	298,528
Assets of discontinued operations	18	653,897

Total assets	$5,005,758	$6,003,526

Liabilities:
Notes payable	$231,374	$249,764
Financing arrangements and secured financing	665,875	585,528
Accounts payable, accrued expenses and other liabilities	237,804	343,696
Preferred shares of subsidiary (subject to mandatory repurchase)	55,000	128,500
Consolidated partnerships :
Notes payable	137,054	155,810
Due to property partnerships	86,642	209,868
Other liabilities	273,409	226,391
Liabilities of discontinued operations	--	1,588,054

Total liabilities	1,687,158	3,487,611

Redeemable securities	12,462	332,480

Commitments and contingencies

Equity:
Centerline Holding Company total	161,304	(1,178,350)

Non-controlling interests	3,144,834	3,361,785

Total equity	3,306,138	2,183,435

Total liabilities and equity	$5,005,758	$6,003,526

CENTERLINE HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)

	Years Ended December 31,
	2010	2009

Revenues:
Interest income	$44,096	$50,486
Fee income	33,154	30,146
Other	29,734	20,245
Consolidated partnerships :
Interest income	1,222	3,372
Rental income	106,350	74,697
Other	4,601	833
Total revenues	219,157	179,779

Expenses:
General and administrative	127,472	83,636
(Recovery) provision of losses	(77,908)	197,730
Interest	56,235	50,197
Interest – distributions to preferred shareholders of subsidiary	8,825	14,088
Depreciation and amortization	23,271	34,508
Write-off of goodwill and intangible assets	93,283	45,000
Loss on impairment of assets	75,887	96,206
Consolidated partnerships :
Interest	17,884	9,213
Loss on impairment of assets	23,350	30,151
Other expenses	225,247	139,582
Total expenses	573,546	700,311

Loss before other income	(354,389)	(520,532)

Other (loss) income:
Equity and other income (loss), net	220	(9,396)
Gain on settlement of liabilities	25,253	--
Gain from repayment or sale of investments	4,070	2,672
Other losses from consolidated partnerships	(368,481)	(593,347)

Loss from continuing operations before income tax provision	(693,327)	(1,120,603)
Income tax (provision) benefit – continuing operations	(610)	4,123

Net loss from continuing operations	(693,937)	(1,116,480)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	141,309	(2,067,357)
Gain on sale of discontinued operations, net	20,500	--
Income tax provision – discontinued operations	(531)	(816)

Net income (loss) from discontinued operations	161,278	(2,068,173)

Net loss	(532,659)	(3,184,653)

Net loss attributable to non-controlling interests	507,834	2,729,272

Net loss attributable to Centerline Holding Company shareholders	$(24,825)	$(455,381)

Net income (loss) per share(1):
Basic
Income (loss) from continuing operations	$0.72	$(4.25)
Income (loss) from discontinued operations	$0.24	$(4.68)
Diluted
Income (loss) from continuing operations	$0.72	$(4.25)
Income (loss) from discontinued operations	$0.24	$(4.68)

Weighted average shares outstanding:
Basic	297,088	53,963
Diluted	297,802	53,963

(1)   The numerator of the calculation of basic and diluted net income (loss) per share includes the effect of redeemable share conversions, the dividends in arrears for 2009, and for 2010 a reversal of all preferred dividends in arrears upon conversion of the preferred CRA shares into Special Series A Shares.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Except for historical information, the matters discussed in this document are forward-looking statements subject to certain risks and uncertainties. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; risks related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss associated with mortgage originations; risks associated with providing credit intermediation; and risks associated with enforcement by our creditors of any rights or remedies which they may possess. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.